Exhibit 99

                                                                FINAL TRANSCRIPT
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May. 14. 2007 / 2:00PM PT, ADEP - Q3 2007 Adept Technology Earnings Conference
Call.





CORPORATE PARTICIPANTS
 Steve Moore
 Adept Technology - CFO
 Rob Bucher
 Adept Technology - CEO
 John Dulchinos
 Adept Technology - VP, Worldwide Sales & Marketing

CONFERENCE CALL PARTICIPANTS
[Removed By Adept]

 PRESENTATION

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Operator

Good day, and welcome to the Adept Technology Incorporated third quarter 2007 earnings results discussion. As a reminder, today's call is being recorded.

At this time, I would like to turn the conference over to Mr. Steve Moore. Please go ahead, sir.

--------------------------------------------------------------------------------
 Steve Moore  - Adept Technology - CFO

Good afternoon, everyone, and thank you for joining us. Also on today's call is Rob Bucher, our CEO, and John Dulchinos, our VP of Worldwide Sales and Marketing.

As we begin today's call, let me remind you that during the course of this conference call, we will make certain remarks regarding Adept's expectation as to future events, and future financial performance, plans, and prospects of the Company, all of which are based on the Company's position as of today, May 14, 2007.

Any such forward-looking statements involve a number of risks and uncertainties and the Company's actual results could differ materially from those expressed in any of the forward-looking statements for a variety of reasons, including the risks described in our quarterly report on 10-Q, and in our press release, as well as the risks described in the Company's other SEC filings.

No one should assume that any forward-looking statements made by the Company remain consistent with our expectations after the date that the forward-looking statements are made. The financial, statistical, or operational information referred to in this conference call is available on the Investor Relations' section of our website. Following our introductory comments, we will open up the call to take your questions. The purpose of today's call is to give you a brief summary of Adept's fiscal 2007 third quarter, and to discuss current trends in our business.

So let's start with a summary of third quarter results. Revenues for Adept's fiscal 2007 third quarter ended March 31, 2007, were $12.6 million, down 16% from revenues of $15.1 million in the third quarter of fiscal 2006. The year-over-year decline was related to the continuation in this quarter of the low cycle of capital expenditure in the U.S. and Asian disk drive industry, following record disk drive revenue in Q3 of last year, along with the ongoing decline in the general U.S. manufacturing sector, which has outpaced our European growth, and our initiatives in the vertical markets. Sequentially, Q3 revenues were up 14% from $11.1 million in the second quarter of 2007.


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

We had a strong quarter in Europe, where our traditional market continues modest growth, and where Adept has made significant investments to expand localized capabilities, and to build vertical industry revenues in the packaging sector. By business segment, robotics revenues, which represent sales of our motion control systems, robotics mechanisms and components, and Vision guidance software, were $8.1 million in the fiscal 2007 third quarter, down 12.7% from revenues of $9.2 million in the third quarter of fiscal 2006. Sequentially, robotic revenues were up 33.9% from revenues of $6 million in the second quarter of fiscal 2007.

Looking now at our services and support business, revenues were $4.5 million in the fiscal 2007 third quarter, down 22.5% from $5.8 million in the third quarter fiscal 2006. This decrease is primarily due to the previously mentioned down cycle in the disk drive capital spending.

Looking at revenue by region, 42% of sales were from the U.S. and 58% were international. This compares with Q3 of 2006, when 39% of sales were from the U.S. and 61% from international. European sales were strong in Q3, up 33% year-over-year, and reflected both a stable market for industrial robots, as well as orders from new customers in the packaging sector. Asian sales reflected the lack of capital spending in the disk drive market, and U.S. sales were down slightly for Q3 year-over-year.

Turning now to gross margin, for the fiscal 2007 third quarter gross margin was 45.7% of revenue, up slightly from 45.3% in the same period of fiscal 2006. Sequentially, third quarter 2007 gross margin was substantially improved over the 35.1% gross margin we recorded in the second quarter of 2007, primarily due to operational focus, and execution on improved absorption of manufacturing expenses, short development programs that improved the margin on current products sold, and the acquisition and use of lower cost parts in remanufactured robots.

Operating expenses in fiscal 2007 third quarter were $8.3 million, including a non-cash expense of $1.9 million, associated with the settlement of a dispute between Adept and Crosslink Capital Partners, which is described in the 8-K filed today. Not including the $1.9 million related to the settlement, operating expenses were down slightly, compared with operating expenses of $6.6 million in the third quarter of fiscal 2006. Operating loss in Q3 2007 was $2.6 million, and $717,000 prior to the non-cash settlement expense, as compared with operating income in Q3 of 2006 of $213,000.

We recorded interest income of $98,000, and a gain on currency exchange of $32,000 in the third quarter of fiscal 2007, compared to interest expense of $17,000, and a loss on currency exchange of $17,000 in Q3 of 2006. Net loss in the third quarter of fiscal 2007 was $2.4 million, or $0.32 per share, compared with net income of $172,000, or $0.03 per basic share, and $0.02 per diluted share, in Q3 2006.

Turning now to the balance sheet, Adept ended the quarter with cash and short-term investments of $11 million, compared with $11.7 million at the end of December. This decrease was primarily the result of cash used in the operations in the quarter. Accounts receivable were $10.3 million at the end of March, compared with $9.6 million in December. Days sales outstanding for receivables improved from 90 days at the end of December, to 72 days at the end of March. Inventory levels also improved from $11.1 million at the end of December, to $10.4 million at the end of March.

Looking ahead, we intend to record restructuring expense in the fourth quarter of fiscal 2007 of approximately $1 million, in association with our previously-announced plans to restructure and rebalance our business, and to reallocate our sales and service resources, to more effectively address our target vertical markets in the years ahead. The $1 million restructuring charge that we expect to take in the fourth quarter is tied primarily to excess facilities or leases expenses.

I would like to close with an update of our outlook for fiscal 2007. Given what we see as an irreversible decline in our traditional industrial markets in the U.S. accelerating faster than the growth in Europe, and the inroads in the target vertical markets, our current expectations for revenue for the full fiscal year 2007, are that they will be approximately 13% lower than fiscal 2006.

I will now turn the call over to Rob Bucher for a strategic view of the business.

--------------------------------------------------------------------------------
 Rob Bucher  - Adept Technology - CEO

Thank you, Steve. As we have laid out in the last couple of conference calls, Adept's near and long-term financial success is tied to our program success in the aforementioned automation markets of Data Management or disk drive, Life and Health Sciences, Semiconductor/Solar, and Specialized High-speed packaging. Since the last quarter's update, Adept has been aggressively transitioning our business away from traditional industrial and integrated markets, towards these select vertical OEM markets.

They offer higher project revenue, increased value to both the customer and Adept, and a long-term replicatable project opportunity. Our unique technology of integrated motion vision provides precision with performance, which when applied to these markets, and combined with specialized clean room mechanisms and regulatory conformance, reshapes our product portfolio as the most competitive in these markets.

I will now ask John Dulchinos to review our investments and capabilities of the business, to provide both a short-term and consistent revenue base, on which we can further build on. John?

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 John Dulchinos  - Adept Technology - VP, Worldwide Sales & Marketing

Thank you, Rob. Today I would like to focus on giving you a clearer picture of the traction and momentum we are seeing in our vertical markets. To briefly recap, we have identified four broad vertical markets, that we believe will provide us more and higher quality sales opportunities. These markets are Data Management, Life Sciences, High-speed Packaging, and Semiconductor/Solar. Each of them are in an early stage of transitioning their operations to automation, and Adept is ideally positioned to capture an early market lead, by leveraging our technology experience and established relationships.

Adept has been investing in the products and infrastructure to address the requirements of our target verticals, both by developing custom controls, and in some cases robot mechanisms that incorporate Adept's proprietary motion and control software, adding control network and information handling capabilities, and by building a dedicated sales and service capability, for each vertical that encompasses both domestic and worldwide personnel as required. We expect to replace the business we have lost from the U.S. industrial sector, with revenues from our target verticals as they begin to ramp.

The first vertical that we expect to contribute significantly to our sales is Packaging, which we expect to begin to reach volume levels in our upcoming fiscal year. The market for High-speed Packaging robots is concentrated in Europe and the U.S., it is characterized by higher ASPs, and even more significantly, by orders for multiple units, which means that sales into the Packaging market will have a much higher average dollar value, than sales into the industrial sector. Adept has participated in the Packaging vertical for several years with our controls and vision products, and has existing relationships with many of the volume packaging machine companies.

Last summer we introduced our inverted Cobra robots for carton and case-loading applications, and this product has systemically been building revenue and sales. A few months ago we launched our cornerstone product for packaging, for the packaging vertical, QUATTRO, which is a specialized high-speed robot that leverages our controls platform, complements our inverted Cobra robot, and boasts better performance than any other robot on the market for packaging applications. In the third quarter of fiscal 2007, we recognized our first revenue for QUATTRO from a French food processing company for the specialized European food market.

Based on market projections from ARC Advisory Group, robot upgrades and new packaging OEMs will continue an opportunity for sales of 1,000 to 1,500 robots per year. Our current OEM customers are contemplating the purchase of 20 to 50 high-speed packaging robots a year. QUATTRO has targeted this opportunity, and we expect the product to help our packaging vertical markets generate a meaningful revenue stream for Adept in the upcoming fiscal year.

The other vertical we expect to see a significant revenue contribution to Adept is Life Sciences. Within this vertical, we are currently focused on a few key applications. As stated in previous releases, Adept continues to enjoy a recurring revenue stream from Becton Dickinson, as they utilize our robots in a safe, fully-validated, automated blood handling solution sold to high-volume diagnostics labs. We also participate in providing the automation for several mail order pharmacies, and during the quarter signed with a major North American prescription benefit management provider, to supply robots for their automated distribution centers.

Medical devices are another important target application within Life Sciences for Adept, during our third quarter, we added a new OEM customer in the medical device space, Integrated BioSciences. IBS is an FDA-registered, an industry certified medical device contract manufacturer, that has built a business model of full automation in each of the facilities they build. They have chosen Adept to be their exclusive robot supplier, and commissioned their first line of 16 Adept COBRA i600 robots, which are used to build, which they are using in their fully-automated production facility.

Sales cycles in the Life Sciences vertical tend to be quite long, and once begun may be slow to ramp. We are very pleased to have reached this first milestone with IBS, and anticipate being able to build up a significant business with them over the next several quarters. Likewise, we expect that this will be our first of several agreements in the Life Sciences sector, as we continue to progress in our active and future sales cycles.

Finally in Q3, Adept signed our first customer in the surgical assist area of Life Sciences. We believe this market is a very attractive long-term business for Adept, as it leverages our strength in controls, software, and precision robotics. We are very confident in our strategic vision, and proud of our progress to-date in our vertical markets.

I will now hand it over to Rob to conclude the call.

--------------------------------------------------------------------------------
 Rob Bucher  - Adept Technology - CEO

In order to ensure our ability to compete and grow, last quarter Adept announced our intention to implement a series of actions to rebalance our resources towards the vertical products and market areas, and to incorporate new operational strategies, that allow Adept to most cost and time effectively meet the needs of our new market opportunities. Basically, this is about shifting personnel, assets, and product development focus as much as possible to those segments that can give us the most return as rapidly as possible.

First, in terms of product distribution, we are redeploying sales and marketing dollars from the domestic market to Europe. This will take advantage of our recent product delivery investment in Germany, and the benefit afforded to adapt from the increase in the Euro against the U.S. dollar. Since Europe is also a major high-speed packaging market, we will be focusing dedicated application and service support into the European high-speed packaging market, in order to capture a greater share of this important segment.

In addition, we are focusing all sales and marketing resources in the U.S. to be 100% focused on Packaging, as well as Life Science opportunities, a growth, high-value domestic market. These activities may increase the erosion of our traditional U.S. sales, while we expect these actions will result in additional significant Life Sciences and Packaging orders by the end of the calendar year.

In terms of Asia, we will make our Singapore facility into our disk drive center, paralleling our disk drive customers' move of their manufacturing operations to southeast Asia. This will also allow Adept Asia to utilize low-cost sub-suppliers to additionally improve margins. The program should allow Adept to parallel the localization success we saw when we moved product deliveries for Europe to Germany.

During the third quarter, Adept added distributors in the unserved markets of South America and Australia. Distributor revenue increased during the third quarter, and in the near future we will push more of Adept's standard product, especially the traditional customer industrial customer base through this channel. Finally, we will also continue to evaluate target market revenue and market opportunities by mergers and acquisitions.

The other major component of Adept's response is the acceleration of operation strategies, to the change in our business model to align with the OEM market situation. First, we continue to outsource the manufacture of our standard industrial robots and components, in order to align product and cost reduction with the decreased volume of sales and the competitors for these markets.

Second, we have reorganized Livermore into a new product center, focusing on the needs of the target OEM markets. During Q3, we released a new inverted COBRA for packaging, we acquired regulatory approvals for UL and clean room necessary for all these key markets, and we put a total commitment on the completion and delivery of QUATTRO, the world's fastest robot, and the most significant new design in robotics in a decade.

Third, we will be reviewing our application engineering and support methods. We need to align these services with OEM requirements, taking into account the longer program cycles, the closer customer relationships, and the global servicing programs required versus the On-Demand service provided today. Having started this transition in Q3, we are aiming to make measured but substantial progress through the next several quarters. The programs and cost savings are expected to lower the level at which Adept can breakeven, improve our cost of selling and product delivery, and generate consistent positive cash flow.

In Q3 we made substantial progress in both margins and operational profitability. Adept and our employees continue to have full confidence in our market strategy of controlled software, application value, and focus on fast-growing vertical markets. This moves Adept's core offerings from what could have become a commodity robot sale, to advanced OEM products with high-value software and application content.

I would now like to turn the call over to your questions.
 QUESTION AND ANSWER


--------------------------------------------------------------------------------
Operator

 (OPERATOR   INSTRUCTIONS)   No  one  has   signaled  at  this  time.  (OPERATOR
INSTRUCTIONS) We will take a question from [Removed ByAdept].

--------------------------------------------------------------------------------
Unnamed Participant

 Good afternoon, gentleman.

--------------------------------------------------------------------------------
 Rob Bucher  - Adept Technology - CEO

 Hello, [Removed By Adept].

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Unnamed Participant

 Can you give me a sense as to the progression of the cost savings efforts? Where you are starting from a breakeven standpoint? Where you think you will get? And over what timeframe it will take you to get there?

--------------------------------------------------------------------------------

 Rob Bucher  - Adept Technology - CEO

 Who wants to answer that one? (laughter) I will try. What we have been doing is that previously last quarter, what we are trying to do, [Removed By Adept], is increase or improve the flexibility of the Company, so that as the, so that we can have a breakeven in a much lower revenue stream. That is one of the reasons why we are looking at outsourcing and those types of activities. And then at the same time, we are also investing in short-term projects, in order to improve the margins of the Company.

As you can see this quarter, we actually improved the margins close to 10%. Obviously, we can't continue that forever, but we will see some incremental improvement next quarter. What we are really doing is through the next quarter and the following quarter, probably for our fourth quarter and our first quarter over the next fiscal year, you will see us move into a situation where we get to or beyond our breakeven target.

--------------------------------------------------------------------------------
Unnamed Participant

 Okay. Is that comment based on both revenue, an expectation of revenue growth, as well as cost reduction, or is that really just focused on the cost reduction side of it?

--------------------------------------------------------------------------------
 Rob Bucher  - Adept Technology - CEO

 It is mostly focused on the cost reduction quotient, but it is incorporating historically the first quarter and second quarter of our business, traditionally being a low-revenue quarter. So we are contemplating both, in terms of the program, that is a low revenue stream, as well as reducing our operating expenses. Obviously, we are hoping that we do more than we need, in order to improve on the bottom line.

--------------------------------------------------------------------------------
Unnamed Participant

 I think at one point your breakeven was thought to be around $12.5 million, probably layered in a little additional cost, or there was some cost associated with some of the reallocation that tempered that.

--------------------------------------------------------------------------------
 Rob Bucher  - Adept Technology - CEO

 There was one or two special costs we had. We did a standards cost rollup this quarter, which contributed $300,000 to our cost, or close to it.

--------------------------------------------------------------------------------
 Steve Moore  - Adept Technology - CFO

 I think from a breakeven standpoint, our current breakeven is well above the $12 million that you described, but that is more the target that we are looking for. That will depend on two things, one, rationalizing some of our expenses, but also getting a better margin out of our products through cost reductions in cost in our manufacturing side, but also through better pricing.

--------------------------------------------------------------------------------
 Unnamed Participant

 Okay. And we should see some some of the positive impact associated with that in Q4, and more of it in Q1, is that the right way to think about it?

--------------------------------------------------------------------------------

 Rob Bucher  - Adept Technology - CEO

 Yes, that is the way to look at it. What we can't afford to do, because to put it plainly we are not a big company, and don't have the total amount of resources that you need in order to do a 90-degree shift, is that we are coming out with a measured plan, in order to improve ourselves on a quarter-by-quarter basis.

--------------------------------------------------------------------------------
Unnamed Participant

 Okay.

--------------------------------------------------------------------------------
 Rob Bucher  - Adept Technology - CEO

 What I would like to say, is that we are very cognizant of the fact that cash is king, and maintaining our capacity to be profitable as quickly as possible, and then ensuring that we have the investment that we need going forward.

--------------------------------------------------------------------------------
Unnamed Participant

 Okay. Considering the anticipated growth in revenue in Q4 along with some expense reduction,is there any reason that there wouldn't be profitability in the Q4 timeframe? Are there some additional costs that maybe I am not thinking about?

--------------------------------------------------------------------------------
 Rob Bucher  - Adept Technology - CEO

 I can't think of any costs, but we are at the mercy of the revenue line.

--------------------------------------------------------------------------------
Unnamed Participant

 Okay.

--------------------------------------------------------------------------------
 Rob Bucher  - Adept Technology - CEO

 The reason I say that is that these are nontraditional times. We may do better than we think, we may do worse than we think, and it is really due to the fact that we are in that transitional element right now.

--------------------------------------------------------------------------------
Unnamed Participant

 Okay. But if you do put up a revenue number of something around $13.5 million, which I think gets to the fiscal '07 outlook, at that level should there be profitability if you were to achieve that revenue level?

--------------------------------------------------------------------------------
 Steve Moore  - Adept Technology - CFO

 At that level we would expect profitability, but again we hesitate to give any real guidance on a quarter-by-quarter basis.

--------------------------------------------------------------------------------
Unnamed Participant

 Sure.

--------------------------------------------------------------------------------
 Steve Moore  - Adept Technology - CFO

 Our plans do depend on achieving that level of revenue.

--------------------------------------------------------------------------------
Unnamed Participant

 Okay. Lastly, based on what, the trends you are seeing in Europe, and the trends that you are seeing in the vertical markets, recognizing we often see some seasonality in your business, but we are kind of coming off some lower levels, is there the chance that some of that seasonality is mitigated, based on some of the strengths starting to offset the U.S. weakness?

--------------------------------------------------------------------------------
 Rob Bucher  - Adept Technology - CEO

 You can answer that one.

--------------------------------------------------------------------------------
 John Dulchinos  - Adept Technology - VP, Worldwide Sales & Marketing

 Hi, {Removed by Adept]. We would hope that given that our fiscal second half of the year has not been as strong as it has historically been, that we would not then have the typical substantial stepdown in Q1 and Q2. As we do our financial planning though, we are cognizant of that traditional model, and we are taking steps to make sure that we comprehend what could potentially be a stepdown, just because we have got such a long history of being able to see it.

From a business standpoint, we don't believe we will see the same level of stepdown that we have seen in the past.

--------------------------------------------------------------------------------
Unnamed Participant

 Okay.

--------------------------------------------------------------------------------
 Rob Bucher  - Adept Technology - CEO

 One other thing I would like to say about that {Removed by Adept], is that we are transitioning from a traditional supplier to integrator program, to more of an OEM market. And as the OEM market takes traction, we will see the seasonality in our business go away also.

--------------------------------------------------------------------------------
Unnamed Participant

 Okay, great. If I could just ask one more. Is there a long-term model that you would then be shooting for? Is it something approaching a mid-50s gross margin at some point down the road, and a 15% operating margin, or any sense as to what kind of model we could anticipate at some point?

--------------------------------------------------------------------------------
 Rob Bucher  - Adept Technology - CEO

 I think we have discussed those operating models before, and the numbers you are throwing around are in that ballpark. We realize the fact that we want to have margins that are higher than our current and our traditional margins have been.

The other thing we are also trying to do, which is not contemplated in what you just said, is we want to very much improve the price per unit, so that we are not relying on small ASPs on lots of units, but we are looking for big ASPs on a lower number of units, which would therefore have the nicety of reducing our operating expense primarily from a distribution activity.

So that is another piece to take into the pie, is that we are trying to get away, we saw the ASPs in our business trying to approach, maybe even breaking through the commodity end of it. And with these OEM activities, we will be greatly increasing our ASPs back to what the Company traditionally saw five, ten years ago.

--------------------------------------------------------------------------------
Unnamed Participant

 Okay. So while you had some degradation in those legacy areas, the changes that you are affecting really should only accentuate the prior model?

--------------------------------------------------------------------------------
 Rob Bucher  - Adept Technology - CEO

 That is right.

--------------------------------------------------------------------------------
Unnamed Participant

 Great. Thank you, guys.

--------------------------------------------------------------------------------
 John Dulchinos  - Adept Technology - VP, Worldwide Sales & Marketing

 The only thing I will add, [Removed by Adept], is the other objective of the vertical activity is to create a more predictable revenue stream. As Rob talked about, our current business model has a lot of variability from quarter to quarter, on which customers are buying and the size of the orders. The whole model on the vertical side is to establish long-term relationships with OEMs that in the long run will give us a more predictable and consistent revenue stream, which is obviously important to all of us.

--------------------------------------------------------------------------------
Unnamed Participant

 Welcome by all.

--------------------------------------------------------------------------------
 Rob Bucher  - Adept Technology - CEO

 Yes.

--------------------------------------------------------------------------------
Unnamed Participant

 Thank you.

--------------------------------------------------------------------------------
 Rob Bucher  - Adept Technology - CEO

 Okay.

--------------------------------------------------------------------------------
Operator

 (OPERATOR INSTRUCTIONS) [Removed By Adept].

--------------------------------------------------------------------------------
Unnamed Participant

 Hi, gents.

--------------------------------------------------------------------------------
 Rob Bucher  - Adept Technology - CEO

 Hello, [Removed by Adept].

--------------------------------------------------------------------------------
Unnamed Participant

 I don't know whether you intend to going forward, break out your revenues by these four verticals or not? Does that make sense, or are we just talking noise level in some instances where you are just starting into the market? It would be certainly helpful as we try to calibrate how you are doing in these various verticals going forward.

And second of all, if you could elaborate a little on the Life Sciences area, you mentioned another new client, but then you also referred to surgical assist. Could you elaborate a bit on that as to where you are headed?

--------------------------------------------------------------------------------
 Steve Moore  - Adept Technology - CFO

 On the first part of your question, we don't intend at least over the next couple of quarters, to be breaking out the verticals, for the reason you gave. Some of them are still pretty new.

--------------------------------------------------------------------------------
Unnamed Participant

 Right.

--------------------------------------------------------------------------------
 Steve Moore  - Adept Technology - CFO

 But we will continue to reevaluate that as our business becomes more vertically oriented, to see whether our segment reporting should be revised.

--------------------------------------------------------------------------------
 John Dulchinos  - Adept Technology - VP, Worldwide Sales & Marketing

 {Removed by Adept], I'll answer the, this is John Dulchinos. I'll answer the question on Life Sciences and Medical. There are several slices of this that we look at, and some start very traditionally, which is medical device assembly, which looks a lot like our industrial applications.

I won't talk a lot about that, other than the relationship we have with Integrated BioSciences is a little bit different in that they are a contract manufacturer, and they are setting up basically turnkey automated factories to build medical devices. So we think this may be a model that others will embrace over time, and that is why we believe it is noteworthy in terms of its activity. What was important in the most recent quarters, they have got their first line commissioned, and they are starting to look at how they would now take this, and leverage it to more additional lines. It is a good step forward in taking a traditional application and making it more specialized for the future.

Second area we have had reasonable success in and I would expect it to continue, is in mail order pharmacies, and this is somewhat traditional in that it uses robots as a material handler to fulfill prescription orders over the internet. This is a growth area, there are several companies that are doing it. We have got positions with a number of companies that we have not publicly been able to disclose, but we have a good position there, and we would expect that over time more and more of prescription drugs would be fulfilled over the internet, and will drive more need for automated facilities.

The third category is what we are doing with Becton Dickinson, this is what would be fairly traditional Life Sciences, but in this segment, we have got a couple of OEMs, Becton Dickinson being one, who takes our controls, software, and robot technology, and applies it to diagnostics labs, where they will automatically handle certain specimens for testing. The capabilities of our software platform, the strength of our controls to handle the data reliably is a key piece of those applications.

The last one, which the most intriguing of the group, although certainly the most immature is in the area of surgical assist. There have been companies who have obviously started to come to market, who have taken automation and robots into the hospital for certain surgical procedures, and I believe we commented in our release, that we had made an initial sale with a company who, an OEM company who is looking at using our robots as a surgical assistant in a procedure in a hospital, that is probably all I can talk about at the moment.

We believe that this market had strong long-term attractiveness, and as Rob mentioned, a real opportunity to get margins and ASPs higher than we have had in our traditional businesses. Those are kind of the four segments we look at from a Life and Health Sciences standpoint. Does that answer your question?

--------------------------------------------------------------------------------
Unnamed Participant

 Yes, okay, thanks.

--------------------------------------------------------------------------------
 Rob Bucher  - Adept Technology - CEO

 The one other thing I would say about that market, {Removed by Adept], is that it offers us a great competitive, if we want to say barrier, in terms of the traditional Japanese robot suppliers. We do not see them in this arena. Maybe probably due to the regulatory requirements that are basically coming out of the U.S. FDA and medical needs.

We look at this as a great area for us to target because it is growth, it is domestic. It supports a good ASP, and it also supports a small competitor base, which is more focused on results versus low-cost commodity products.

--------------------------------------------------------------------------------
Unnamed Participant

 Okay, thanks.

--------------------------------------------------------------------------------
 Rob Bucher  - Adept Technology - CEO

 Okay.

--------------------------------------------------------------------------------
Operator

 (OPERATOR INSTRUCTIONS) I show no further questions at this time. Mr. Bucher, I will turn the conference back over to you for any additional or closing comments.

--------------------------------------------------------------------------------

 Rob Bucher  - Adept Technology - CEO

 Thank you. In conclusion, Adept has speeded up our transition to what we, independent market consultants, and our first major OEM partners in some of these verticals, believe will offer Adept a high-growth and consistent profitable revenue base. These markets are independent of U.S. industrial weakness, they are independent of commercial market cycles, and they certainly relieve us of our traditional low-cost competitors. In order to obtain traction in these vertical markets, Adept is accelerating distribution and operations programs, that will give Adept the dedicated focus to move quickly and exploit these opportunities.

We look forward to discussing our success in the next and future calls with you. Thank you for joining us today.

--------------------------------------------------------------------------------
Operator

 Ladies and gentlemen, if you wish to access the replay, you may do so by dialing 1-888-203-1112 or 719-457-0820, using the passcode 6339418.

This concludes our conference for today. Thank you, all, for participating, and have a nice day. All parties may now disconnect.

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